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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this will confirm the agreement by and between the undersigned that the Statement on Schedule 13D (the "Statement") and the exhibits thereto filed on this date relating to the Agreement and Plan of Merger, dated October 23, 2002 (the "Merger Agreement"), by and among DRS Technologies, Inc., a Delaware corporation ("Parent"), Prince Merger Corporation, a Florida corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Paravant Inc., a Florida corporation (the "Company") and any amendments thereto, are filed on behalf of each of them.

      Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Exchange Act, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  November 1, 2002

                                     DRS TECHNOLOGIES, INC.


                                     By:      /s/ Nina L. Dunn
                                          ------------------------------
                                     Name:  Nina L. Dunn
                                     Title: Executive Vice President,
                                            General Counsel & Secretary

                                     PRINCE MERGER CORPORATION

                                     By:      /s/ Nina L. Dunn
                                          ------------------------------
                                     Name:  Nina L. Dunn
                                     Title: Executive Vice President & Secretary


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